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 1                                            EXHIBIT 10.3

SUN COMPANY, INC.

EXECUTIVE RETIREMENT PLAN


Amendment No. 1998-3
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1.    There is added a new Section 3.09 as follows:

      "3.09 Effective July 1, 1998, the monthly benefits of (i) retirees who retired prior to January 1, 1981, as result of normal retirement under
                       Section 3.01 or early retirement under
                       Section 3.05, (ii) surviving Spouses,
                       contingent annuitants or Beneficiaries of the retirees described in subsection (i) who are receiving benefits on July 1, 1998, or (iii) surviving Spouses who began receiving surviving Spouse's benefits under Section
                       5.04 or Section 5.05 prior to January 1,
                       1990, shall be increased by the amount
                       determined in the following sentence,
                       subject, however, to the limitation that the combined increases under the Base Plan and the Plan effective July 1, 1998, shall not exceed $85.00. The monthly benefit increase shall be the excess of the sum of twenty percent (20%) of the combined monthly benefit under the Base Plan and the Plan up to $250.00, ten percent (10%) of the combined monthly benefit under the Base Plan and the Plan in excess of $250.00 up to $500.00, three percent (3%) of the combined monthly benefit under the Base Plan and the Plan in excess of $500.00 up to $750.00, and one percent of the combined monthly benefit under the Base Plan and the Plan in excess of $750.00 up to $1,000, over the monthly benefit increase effective July 1, 1998 under the Base Plan. Benefits payable on account of disability shall not be increased. Fifty percent (50%) of these retiree benefit increases shall be continued to the surviving Spouse; provided, that any such increases in retirement income shall not be subject to adjustments in effect at the time of the election or retirement reflecting the cost of benefit increases under this Section."

2.    This amendment is effective July 1, 1998.